UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): January 21, 2025

BLUE BIRD CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-36267	46-3891989
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3920 Arkwright Road
2nd Floor
Macon, Georgia 31210

(Address of principal executive offices and zip code)
(478) 822-2801

(Registrant's telephone number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.0001 par value	BLBD	NASDAQ Global Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On January 21, 2025, the Board of Directors of Blue Bird Corporation (the “Company” or “Blue Bird”) approved the appointment of Mr. John F. Wyskiel as President and Chief Executive Officer (“CEO”) of the Company, effective February 17, 2025, as reported in more detail below. As a result, our current President and CEO, Mr. Philip Horlock, will resign from those positions effective as of the close of business on February 16, 2025. Mr. Horlock will thereafter no longer be employed by the Company but will continue to serve as a Class III director of the Company.

(c) On January 21, 2025, the Board of Directors of the Company (the “Board”) appointed Mr. John F. Wyskiel as President and CEO of the Company, effective February 17, 2025.

Mr. Wyskiel, age 60, is an automotive industry veteran who brings more than 35 years of experience in manufacturing leadership, operational excellence and global supply chain management to Blue Bird. Wyskiel returns to Blue Bird after a 20-year career at Magna International, a global automotive supplier based in Ontario, where he most recently served as President of Magna Seating, from January 2020 to January 2025. In this role, he was responsible for leading a $6 billion business with 33,000 employees across 60 manufacturing facilities in 15 countries. Before then, Mr. Wyskiel served as General Manager of Blue Bird Coach in Canada, one of the largest manufacturers of Type A and Type C school buses, from 2002 to 2004. Prior to that, he held various senior manufacturing, operations, engineering, product management and sales roles at Dana Corporation, a global automotive component supplier.

Compensation; Offer Letter. The terms of Mr. Wyskiel’s compensation include a base salary of $850,000 annually (prorated for partial year), and he is eligible to participate in our Management Incentive Plan (“MIP”) at a target level of 125% of his base salary (prorated for partial year). Mr. Wyskeil’s Long Term Incentive Plan (“LTIP”) equity target will payout in the amount of 250% of his Base Salary (prorated for Fiscal 2025), granted in the form of restricted stock units (“RSUs”) that will be eligible to vest over a three-year period on subsequent anniversary dates of the grant date and subject to his continued employment as of each such anniversary date. Based upon the LTIP approved for Fiscal 2025, upon achievement of Annual Operating Plan (“AOP”) targets, his LTIP will pay at a value of 100% of target, 50% of which shall be time vested RSUs and 50% of which shall be performance based RSUs.
Sign-on Compensation Package. As part of his compensation package, Mr. Wyskiel will receive a one-time cash payment in the amount of $250,000, payable within 30 days of his first date of employment. As an additional sign-on bonus, he will receive an RSU grant, vesting in three tranches, such grant to be in the total amount of $2,250,000 (based upon the Company’s closing stock price on the first trading day of his employment). Except as otherwise provided in any subsequent Employment Agreement or the Company’s Change in Control Plan, this award shall vest 33% on 12/02/2025 (the “First Tranche”), 33% on 12/01/2026 (the “Second Tranche”), and 34% on 11/30/2027 (the “Third Tranche”), subject to his continued employment through each such vesting date and subject to the terms of an award agreement to be provided by the Compensation Committee that will contain other terms applicable to the award. However, upon notice of termination without cause any time prior to 12/01/2026, and not in the course of a change in control event, all RSUs of the First Tranche and Second Tranche shall immediately vest upon such termination. Upon notice of termination without cause any time after 12/01/2026 but before 11/30/2027, and not in the course of a change in control event, all RSUs of the Third Tranche shall be forfeited.

The Company will provide relocation and personal travel expenses to aid Mr. Wyskiel’s relocation to the Macon, Georgia area in the form of a one-time cash payment of $100,000 (grossed up to cover any applicable taxes associated therewith), and temporary housing as needed for a period up to twelve months from his date of employment. During his employment the Company will obtain and maintain, at its sole cost and expense standard directors’ and officers’ insurance coverage and personal life and disability insurance coverage in an amount no less than three times his annual base salary.

Severance. In the event the Company terminates Mr. Wyskiel’s employment without cause, he will receive severance compensation in the form of continued payment of his Base Salary for a period of 12 months following the termination date (the “Severance Period”), plus an amount equal to an additional annual target MIP bonus, and reimbursement of the cost of continuing coverage of group health insurance under COBRA for a period up to 12 months; provided, however, that the Severance Period shall be extended to 24 months in the event his employment is terminated without cause within 6 months preceding or 12 months following a change in control.

All compensation arrangements with Mr. Wyskiel are subject to any recoupment, clawback, or similar Company polices in effect from time to time, as well as any similar provisions of applicable law. Mr. Wyskiel is subject to confidentiality obligations and has agreed to non-solicitation and non-competition restrictive covenants for a period of 12 months following termination of employment.

Mr. Wyskiel will be eligible to participate in the Company’s existing executive compensation and benefits programs along with the other executive officers of the Company, subject to the decisions of, and program administration by, the Compensation Committee of the Board, as described in the Company’s Definitive Proxy Statement dated February 5, 2024, with respect to its 2024 Annual Meeting of Stockholders. As described therein, LTIP awards are generally granted in November or December of each year for the ensuing fiscal year. Historically, the LTIP awards vest annually in three equal tranches, including a performance component tied to the annual MIP, with a maximum forfeiture of 50%, and consisting of 100% RSUs.

The provisions of Mr. Wyskiel’s compensation will be memorialized in a formal employment agreement prior to or soon after commencement of his employment.

(d) On January 21, 2025, the Board elected Mr. John F. Wyskiel, who has been appointed as our President and CEO effective February 17, 2025, as a Class I director of the Company effective February 17, 2025. Mr. Wyskiel will not receive any additional compensation for his service as a director of the Company. Mr. Wyskiel will not serve on any committees of the Board.

There are no arrangements or understandings between Mr. Wyskiel and any other persons pursuant to which he was elected as a director. Other than his employment compensation arrangements, there are no existing or proposed transactions between Mr. Wyskiel and the Company, and there are no existing or proposed transactions between or involving Mr. Wyskiel and the Company that would be required to be disclosed pursuant to Item 404(a) (“Transactions with Related Persons”) of the Securities and Exchange Commission’s Regulation S-K.

(e) On January 21, 2025, the Compensation Committee of the Board approved certain compensation arrangements for Mr. John F. Wyskiel, effective February 17, 2025. Mr. Wyskiel’s new compensation arrangements are described in subparagraph (c) above and incorporated herein by reference.

Item 8.01 Other Events.

We issued a press release on January 22, 2025, announcing the events reported in this Current Report on Form 8-K, a copy of which is furnished as Exhibit 99.1 to this Report.

Item 9.01 Financial Statement and Exhibits.

(d) Exhibits.

99.1    Press Release dated January 22, 2025, announcing certain management and Board changes at the Company.

104     Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLUE BIRD CORPORATION

By:	/s/ Ted Scartz
Name:	Ted Scartz
Title:	Senior Vice President and General Counsel
Dated: January 22, 2025